      As filed with the Securities and Exchange Commission on June 1, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   CONOCO INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                      51-0370352
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                        Identification No.)


     600 NORTH DAIRY ASHFORD                                    77079
         HOUSTON, TEXAS                                       (Zip Code)
(Address of Principal Executive Offices)

                                   ----------

                                   CONOCO INC.
                      2001 GLOBAL PERFORMANCE SHARING PLAN
                            (Full title of the plan)

                                   ----------

                                 R.A. HARRINGTON
                SENIOR VICE PRESIDENT, LEGAL, AND GENERAL COUNSEL
                                   CONOCO INC.
                             600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                     (Name and address of agent for service)

                                 (281) 293-1000
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                         AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
         TITLE OF SECURITIES TO BE REGISTERED           REGISTERED (2)        SHARE (3)           PRICE (3)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Class B Common Stock, par value $.01 per share (1)         1,100,000           $29.15            $32,065,000          $8,016.25
====================================================================================================================================

(1) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Class B Common Stock being registered hereby.

(2) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions of the plan.

(3) Calculated in accordance with Rule 457(h)(1) of the Securities Act of 1933 based upon the exercise price of the options to purchase Class B Common Stock stated in the plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Note: The document(s) containing the information concerning the Conoco Inc. 2001 Global Performance Sharing Plan (the "Plan") required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which Conoco Inc., a Delaware corporation, has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14521), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                  (1) Conoco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

                  (2) Conoco's Quarterly Report on Form 10-Q for the period ended March 31, 2001, as filed with the Commission on May 10, 2001;

                  (3) Conoco's Current Reports on Form 8-K, as filed with the Commission on February 22, 2001 and February 23, 2001; and

                  (4) The description of Conoco's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and the associated rights to purchase preferred stock, which trade together with the Class B Common Stock, contained in Conoco's Registration Statement on Form 8-A, filed with the Commission on June 18, 1999, as thereafter amended from time to time for the purpose of updating, changing or modifying such description.

         All documents filed by Conoco with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

         o any breach of the director's duty of loyalty to the corporation or its stockholders,

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o payments of unlawful dividends or unlawful stock repurchases or redemptions, or

         o any transaction from which the director derived an improper personal benefit.

         Article 5E(2) of Conoco's Second Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to Conoco or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

         o any breach of the director's duty of loyalty to Conoco or its stockholders,

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

         o liabilities pursuant to section 174 of the Delaware General Corporation Law, or

         o any transaction from which the director derived an improper personal benefit.

Any repeal or modification of such Article 5E(2) shall not adversely affect any right or protection of a director of Conoco for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Conoco's By-laws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law.

         Conoco has entered into indemnification agreements with each of its directors . Such agreements provide that, to the fullest extent permitted by applicable law, Conoco shall indemnify and hold each director harmless from and against any and all losses and expenses whatsoever (i) arising out of any event or occurrence related to the fact that such director is or was a director or officer of Conoco, is or was serving in another capacity with Conoco, consented to be named as a person to be elected as a director of Conoco in connection with Conoco's initial public offering of common stock, or by reason of anything done or not done by such director in such capacity and (ii) incurred in connection with any threatened, pending or completed legal proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

     EXHIBIT
      NUMBER      DOCUMENT DESCRIPTION

       4.1    --  Second Amended and Restated Certificate of Incorporation of
                  Conoco (incorporated by reference to Exhibit 3.1 of the Quarterly Report of Conoco on Form 10-Q for the quarterly period ended September 30, 1998, File No. 001-14521).

       4.2    --  Bylaws of Conoco, as amended October 28, 1999 (incorporated by reference to Exhibit 3.2 of Conoco's Registration Statement on Form S-3, Registration No. 333-88573).

       4.3    --  Form of certificate representing Class B Common Stock
                  (incorporated by reference to Exhibit 4.2 of the Registration Statement of Conoco on Form S-1, Registration No. 333-60119).

       4.4    --  Rights Agreement dated as of October 19, 1998 between
                  Conoco and First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, as Exhibit C the form of Class B Rights Certificate and as Exhibit D the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit
                  4.4 of the Registration Statement of Conoco on Form S-8, Registration No. 333-65977).

       4.5    --  Certificate of Designations, Preferences and Rights of
                  Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.5 of the Registration Statement of Conoco on Form S-8, Registration No. 333-65977).

       4.6    --  Amendment to Rights Agreement dated as of October 20, 1998 between Conoco and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.6 of the Registration Statement of Conoco on Form S-8, Registration No. 333-65977).

       4.7    --  Second Amendment to Rights Agreement dated as of July 29,
                  1999 between Conoco and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit
                  4.1 of Conoco's Form 10-Q for the quarterly period ended June 30, 1999, File No. 001-14521).

      *4.8    --  Conoco Inc. 2001 Global Performance Sharing Plan.

      *5.1    --  Opinion of Baker Botts L.L.P. as to the legality of
                  securities.

      *23.1   --  Consent of PricewaterhouseCoopers LLP.

      *23.2   --  Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

      *24.1   --  Powers of Attorney (included on the signature page of the
                  Registration Statement).
----------
* Filed herewith.


ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 1, 2001.

                              CONOCO INC.



                              By:           /s/Archie W. Dunham
                                 -----------------------------------------------
                                 Archie W. Dunham
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Archie W. Dunham, Chairman, President and Chief Executive Officer of Conoco, Robert W. Goldman, Senior Vice President, Finance, and Chief Financial Officer of Conoco, and Rick
A. Harrington, Senior Vice President, Legal, and General Counsel of Conoco, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his capacity as a director or officer or both, as the case may be, of Conoco, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Conoco to comply with the Securities Act, and to file the same with the Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON JUNE 1, 2001.

            SIGNATURE                                                             TITLE
            ---------                                                             -----
      /s/  Archie W. Dunham                                  Chairman, President and Chief Executive Officer
--------------------------------------------
         Archie W. Dunham                                    (Principal Executive Officer)

      /s/  Robert W. Goldman                                 Senior Vice President, Finance, and Chief Financial
--------------------------------------------
         Robert W. Goldman                                   Officer (Principal Financial Officer)

      /s/  W. David Welch                                    Controller and Principal Accounting Officer
--------------------------------------------
         W. David Welch

      /s/  Kenneth M. Duberstein                             Director
--------------------------------------------
         Kenneth M. Duberstein

                                                             Director
--------------------------------------------
         Ruth R. Harkin

      /s/  Charles C. Krulak                                 Director
--------------------------------------------
         Charles C. Krulak

      /s/  Frank A. McPherson                                Director
--------------------------------------------
         Frank A. McPherson

                                                             Director
--------------------------------------------
         William K. Reilly

                                                             Director
--------------------------------------------
         William R. Rhodes

      /s/  Franklin A. Thomas                                Director
--------------------------------------------
         Franklin A. Thomas

      /s/  A.R. Sanchez, Jr.                                 Director
--------------------------------------------
         A.R. Sanchez, Jr.


                                  EXHIBIT INDEX



     EXHIBIT
     NUMBER              DOCUMENT DESCRIPTION
     ------              --------------------
       4.1         --    Second Amended and Restated Certificate of Incorporation of Conoco
                         (incorporated by reference to Exhibit 3.1 of the Quarterly Report of Conoco on Form 10-Q for the quarterly period ended September 30, 1998, File No.
                         001-14521).

       4.2         --    Bylaws of Conoco, as amended October 28, 1999 (incorporated by reference to
                         Exhibit 3.2 of Conoco's Registration Statement on Form S-3, Registration No.
                         333-88573).

       4.3         --    Form of certificate representing Class B Common Stock (incorporated by reference to Exhibit 4.2 of the Registration Statement of Conoco on Form S-1,
                         Registration No. 333-60119).

       4.4         --    Rights Agreement dated as of October 19, 1998 between Conoco and First
                         Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit
                         A the form of Certificate of Designations, Preferences and Rights of Series A
                         Junior Participating Preferred Stock, as Exhibit C the form of Class B Rights
                         Certificate and as Exhibit D the Summary of Rights to Purchase Preferred
                         Stock (incorporated by reference to Exhibit 4.4 of the Registration Statement of Conoco on Form S-8, Registration No. 333-65977).

       4.5         --    Certificate of Designations, Preferences and Rights of Series A Junior
                         Participating Preferred Stock (incorporated by reference to Exhibit 4.5 of the Registration Statement of Conoco on Form S-8, Registration No. 333-65977).

       4.6         --    Amendment to Rights Agreement dated as of October 20, 1998 between Conoco and
                         First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.6 of the Registration Statement of Conoco on Form S-8,
                         Registration No. 333-65977).

       4.7         --    Second Amendment to Rights Agreement dated as of July 29, 1999 between Conoco and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 of Conoco's Form 10-Q for the quarterly period ended
                         June 30, 1999, File No. 001-14521).

      *4.8         --    Conoco Inc. 2001 Global Performance Sharing Plan.

      *5.1         --    Opinion of Baker Botts L.L.P. as to the legality of securities.

     *23.1         --    Consent of PricewaterhouseCoopers LLP.

     *23.2         --    Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

     *24.1         --    Powers of Attorney (included on the signature page of the Registration
                         Statement).

----------
* Filed herewith.